Exhibit 10.79

PROMISSORY NOTE

$1,000,000.00	January 30th, 2020

For value received, INVESTVIEW Corporation with an address of 234 Industrial Way West Eatontown, NJ 07724 (“Debtor”), agrees to pay Joseph Cammarata, an individual (“Holder”) the principal sum and interest as identified below.

1.	Funding. Holder will advance $1,000,000.00 (ONE MILLION DOLLARS) in two installments of $200,000.00 (TWO HUNDRED THOUSAND DOLLARS) on January 30th, 2020 and $800,000.00 (EIGHT HUNDRED THOUSAND DOLLARS) by February 6th, 2020 to debtor via wire transfer to:

Bank: BCB Bank

Routing: 021 213 520

Account: Investview Inc.

Account Number: 3114001211

2.	Term. The term of this note is one year (1 year) due on or before January 30th, 2021.

3.	Interest. Interest in the amount of 20% (TWENTY PERCENT) which is $200,000.00 (Two Hundred Thousand Dollars) will be due on or before January 30th, 2021.

4.	Payment. Payment will be made in one lump sum on or before January 30th, 2021 according to wire instruction provided by Holder unless both parties agree to a change in repayment date.

5.	Prepayment. This Note may be prepaid, in whole or in part, at any time at the option of the Debtor without penalty.

6.	Costs of Collection. Upon an Event of Default, Debtor shall pay the costs, including reasonable attorneys’ fees, of Holder in the pursuit of Holder’s remedies hereunder.

7.	Collateral. The Holder was issued 62.5 million common shares of Investview (OTCQB:INVU) as collateral for this note. Upon repayment of the note in full, the Holder will return the shares to the Debtor for cancellation and return to treasury.

8.	Waiver of Notices. Debtor hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. No delay or failure on the part of Holder or its agents or representatives to collect this Note or to exercise any power or right in connection with its collection shall operate as a waiver thereof, and such rights and powers shall be deemed continuous.

9.	Amendment. No amendment, modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Holder.

10.	Governing Law. This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Nevada, without reference to the conflict of law provisions thereof.

IN WITNESS WHEREOF, Debtor has caused this Note to be executed as of the date first above-written.

DEBTOR

INVESTVIEW INC.

By:	/s/ Mario Romano
Mario Romano, Director of Finance

Accepted by:	HOLDER

	By:	/s/ Joseph Cammarata
	Name:	Joseph Cammarata
	Title:	Individual

FIRST AMENDMENT

This first amendment (the “Amendment”), dated January 31st, 2020 is made by and between INVESTVIEW Inc. with an address of 234 Industrial Way West Eatontown, NJ 07724 (“Debtor”), and Joseph Cammarata, an individual (“Holder”) parties to the Note dated January 30th, 2020 (“Note”).

WHEREAS, the parties desire to modify language used in Section 7 of the Note;

NOW, THEREFORE, the parties agree and the Note is amended as follows:

Item 7 Collateral

7.	Collateral. Investview, Inc. had issued shares to PB Trade LLC as per the employment agreement entered with Joseph Cammarata on December 3rd, 2019. The shares issued were restricted and the Collateral for this Note must be unrestricted shares. PB TRADE LLC will return to Investview Inc. Certificate 4848 in the amount of 62,500,000 shares which will be cancelled and returned to treasury. The company will replace these shares with the issuance of 62,500,000 shares of S8 stock which do not bear the restrictive legend. These shares will be issued in certificate form and provided at closing. Upon repayment of the note in full, the Holder will return the S8 shares to the Debtor for cancellation and return to treasury.

Except as set forth in this First Amendment, the Note is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this amendment and the Note, the terms of this amendment will prevail.

IN WITNESS WHEREOF, Debtor has caused this Amendment to be executed as of the date first above-written.

DEBTOR

INVESTVIEW INC.

By:	/s/ Mario Romano
Mario Romano, Director of Finance

Accepted by:	HOLDER

	By:	/s/ Joseph Cammarata
	Name:	Joseph Cammarata
	Title:	Individual

SECOND AMENDMENT

This second amendment (the “Second Amendment”) dated January 30th, 2021 is made by and between INVESTVIEW Inc. with an address of 234 Industrial Way West Eatontown, NJ 07724 (“Debtor”), and Joseph Cammarata, an individual (“Holder”) parties to the Note dated January 30th, 2020 (“Note”) and as amended on January 31st, 2020 (“First Amendment”).

WHEREAS, the parties desire to modify language used in Section 4 of the Note;

NOW, THEREFORE, the parties agree and the Note is amended as follows:

Item 4 Payment

8.	Payment. Payment will be made in one lump sum on or before February 28th, 2021 according to wire instruction provided by Holder unless both parties agree to a change in repayment date.

Except as set forth in this Second Amendment, along with the First Amendment, the Note is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this amendment and the Note, the terms of this amendment will prevail.

IN WITNESS WHEREOF, Debtor has caused this Amendment to be executed as of the date first above-written.

DEBTOR

INVESTVIEW INC.

	By:	/s/ Mario Romano
Mario Romano, Director of Finance

Accepted by:	HOLDER

	By:	/s/ Joseph Cammarata
	Name:	Joseph Cammarata
	Title:	Individual